Exhibit 10.4

Final Form

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement is made and entered into this ___ day of April, 2026, by and among Miotal SPAC Holdco, Inc., a Cayman Islands exempted company (“Holdco”), SMT Holdings Limited, an Abu Dhabi Global Market Private Company Limited by Shares (the “Company”), and the shareholder of the Company listed on the signature page hereto (the “Shareholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Whereas, concurrently with the execution and delivery of this Agreement, Holdco, Fifth Era Acquisition Corp. I., a Cayman Islands exempted company (“FERA”), the Company and certain other parties have entered into a Business Combination Agreement dated as of the date hereof (“Business Combination Agreement”) pursuant to which among other Transactions, PENNY Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned, direct Subsidiary of Holdco, will merge with and into FERA with FERA being the surviving company;

Whereas, the Shareholder holds the number of Company Shares, as set forth on the signature page hereto, which represent all of the security interests of the Company held by the Shareholder (“Subject Shares”);

Whereas, in connection with the Transactions, and as a material inducement to FERA, Holdco, and the Company to consummate the Transactions, the Shareholder desires to exchange the Subject Shares for that number of ordinary shares, par value $0.0001 per share, of Holdco as set forth on the signature page hereto (the “Exchange Shares”), pursuant to the terms and subject to the conditions set forth in this Agreement (the “Exchange”);

Whereas, upon consummation of the Transactions pursuant to the Business Combination Agreement and the other documents referenced therein, including the Exchange to be consummated pursuant to the Share Exchange Agreements, the Company shall become a wholly-owned, direct Subsidiary of Holdco and, by way of the Exchange, each Shareholder owning Subject Shares shall become a shareholder of Holdco and no longer hold any security interest in the Company;

Whereas, prior to or concurrently with the execution and delivery of this Agreement by the Shareholder, the Shareholder has delivered to the Company (i) the Beneficial Ownership Certification in the form of Exhibit A-1 or Exhibit A-2, as applicable to such Shareholder, attached hereto and (ii) the Instrument of Transfer in relation to the Subject Shares in the form of Exhibit B, attached hereto;

Now Therefore, in consideration of the foregoing Recitals, which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Holdco, the Company and the Shareholder agree as follows:

1. Definitions.

In this Agreement the following terms shall have the following meanings:

“Affiliate” with respect to any specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding anything in this Agreement to the contrary, in no event shall (i) the Company, on the one hand, or FERA, on the other hand, or (ii) the Shareholder on the one hand, and the Company on the other hand, in each case, be deemed to be an Affiliate of the other.

“Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto.

“Fraud” means, with respect to a party, actual common law fraud, with respect to the making of the express representations and warranties by such party contained herein; provided, that such fraud of a party shall only be deemed to exist if the party making such representation or warranty (which, in the case of the Company, shall be limited to the individuals included on Section 10.01-A of the Company Disclosure Letter) had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a misrepresentation with respect to such representations and warranties, and such misrepresentation was made with the actual intention of deceiving another party who is relying on such representation or warranty. For the avoidance of doubt, (a) “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness and (b) no Person shall be liable for another Person’s Fraud.

“Knowledge” with respect to: (i) the Company, means the actual knowledge of the individuals set forth on Section 10.01-A of the Company Disclosure Letter; and (ii) Shareholder, means the actual knowledge of such Shareholder.

“Willful Breach” means a material breach that is a consequence of an act or omission knowingly undertaken or knowingly omitted by the breaching party with the actual knowledge that such act or omission would cause a material breach of this Agreement.

2. Exchange of Company Securities for the Exchange Shares.

(a) Exchange. Effective on, and contingent upon the consummation of, the Closing, the Shareholder hereby transfers to Holdco (free and clear of all Liens other than restrictions on transfer under applicable securities laws) all of the Subject Shares. As consideration for such transfer, effective on, and contingent upon the consummation of, the Closing, Holdco shall issue the Exchange Shares to the Shareholder (free and clear of all Liens other than restrictions on transfer under applicable securities laws), which shall be issued as fully paid and non-assessable. Following the Exchange, pursuant to this Section 2(a), the Shareholder shall no longer hold any security interest of the Company, including the Subject Shares, and instead, the Shareholder shall only hold the Exchange Shares.

(b) Further Assurances. The Shareholder hereby irrevocably appoints any member of the Board of the Company as such Shareholder’s agent and attorney in fact, with full power of substitution for, and in the Shareholder’s name, to execute any other instruments and take such further action as may reasonably be necessary to effect the Exchange or the Transactions; and the Shareholder agrees to take all other actions reasonably necessary to effect the transfer of the ownership of all Subject Shares to Holdco and any other actions contemplated by the Business Combination Agreement. The Shareholder shall promptly after the execution and delivery of this Agreement, and in any event prior to the Exchange, deliver to Holdco and the Company such identification documents and other know your customer (KYC) information as is requested by Holdco or the Company or any of their service providers in order to register the issuance of the Exchange Shares to the Shareholder. The Company shall record such transfer in the relevant registers of the Company and take all other actions reasonably necessary to authorize and effect the transfer of the ownership of the Shareholder’s Subject Shares to Holdco. Subject to the Shareholder’s compliance with Section 2(a) and this Section 2(b) of the Agreement, Holdco shall record the issuance of the Exchange Shares in the register of members of Holdco and other actions reasonably necessary to authorize and effect the sale and issuance of the Exchange Shares to the Shareholder and to complete, execute and deliver the documents required to be delivered by Holdco hereunder. Shareholder has received a copy of the Business Combination Agreement and has read and understands the scope and effect of the provisions of this Agreement and the Business Combination Agreement, consents to the terms contained therein and has discussed the foregoing with Shareholder’s professional advisors to the extent Shareholder has deemed necessary.

3. Transfer Restriction. From the execution of this Agreement until Closing, neither the Shareholder nor any of its Representatives shall, directly or indirectly, (i) Transfer any of the Subject Shares or any legal, equitable or beneficial interest therein, or agree or commit to Transfer any of the Subject Shares or any legal, equitable or beneficial interest therein, without the prior written consent of the Company and FERA; nor (ii) engage in, permit or recognize any Transfer of any interest in Shareholder by any legal or Beneficial Owner of such Shareholder, in each case, without the prior written consent of the Company and FERA.

4. Representations of Shareholder. Shareholder hereby represents and warrants to the Company and Holdco, as follows:

(a) Beneficial Owners; Authority. Either:

(i) the Subject Shares set forth opposite such Shareholder’s name on the signature page hereto are (w) legally and beneficially owned by it, (x) are free from all Liens in favor of, or claims made by, any third party, (y) all of the Subject Shares are held by the Shareholder and the Shareholder has no other rights or entitlements to any other security of the Company; and the Shareholder has full power and authority to enter into this Agreement and complete the Exchange, and this Agreement constitutes such Shareholder’s valid and legally binding obligation, enforceable against such Shareholder in accordance with its terms, subject to the Enforceability Exceptions; or

(ii) The Shareholder holds the Subject Shares set forth opposite such Shareholder’s name on the signature page hereto, on behalf of the Beneficial Owner(s) of such Subject Shares set forth on the Shareholder’s signature page hereto; (x) such Beneficial Owner(s) beneficially owns the Subject Shares free from all Liens in favor of, or claims made by, any third party; (y) all of the Subject Shares set forth opposite the Shareholder’s name on the Shareholder’s signature page hereto represent all of the Subject Shares held on behalf of the Beneficial Owner(s) and neither the Shareholder individually, nor on behalf of the Beneficial Owner(s), have any other rights or entitlements to any other security of the Company; and (z) the Shareholder has been given full power and authority by the Beneficial Owner(s) of the Subject Shares to enter into this Agreement and to complete the Exchange on behalf of such Beneficial Owner(s), including without limitation, giving the representations, warranties and covenants contained herein, and this Agreement constitutes the Shareholder’s valid and legally binding obligation, enforceable against such Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(b) Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement or the consummation by the Shareholder of the Exchange, except for those Consents which, if not obtained or made, would not prevent, materially alter or delay the consummation of the Transactions, including the Exchange.

(d) Non-Contravention. The execution, delivery and performance by the Shareholder of this Agreement and each other document contemplated by this Agreement to which it is a party, the consummation by the Shareholder of the Exchange, and compliance by the Shareholder with any of the provisions of such documents, do not and will not conflict with or violate any provision of the Shareholder’s Organizational Documents, if applicable, or violate any provision of, or result in the breach of, any applicable Law.

(e) Legal Proceedings; Orders; Permits. (i) there is no Legal Proceeding pending or, to the Knowledge of such Shareholder, threatened to which such Shareholder, Shareholder’s Beneficial Owners or any of their respective Representatives is subject; (ii) there is no Legal Proceeding that such Shareholder, Shareholder’s Beneficial Owners or any of their respective Representatives has pending against any other Person and (iii) neither the Shareholder, the Shareholder’s Beneficial Owners nor any of their respective Representatives are subject to any Orders of any Governmental Authority, nor are any such Orders pending; except in each case, to the extent that any such Legal Proceeding or Order would not prevent, materially alter or delay the consummation of the Transactions, including the Exchange.

(f) Finders and Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which such Shareholder would be liable in connection with the Transactions, including the Exchange, based upon arrangements made by such Shareholder or any of its Affiliates.

(g) Compliance. The Shareholder has complied with, and is not currently in violation of, the Company’s Organizational Documents or any applicable Law with respect to the Subject Shares. No written notice of violation or of non-compliance with the Company’s Organizational Documents or any applicable Law has ever been received by the Shareholder with respect to the Subject Shares or that would otherwise prevent, materially alter or delay the consummation of the Transactions, including the Exchange. To the Shareholder’s Knowledge, no assertion or action of any violation or of non-compliance with the Company’s Organizational Documents or any applicable Law is currently threatened against Shareholder with respect to the Subject Shares or that would otherwise prevent, materially alter or delay the consummation of the Transactions, including the Exchange.

(h) Certain Business Practices.

(i) Neither the Shareholder, such Shareholder’s Beneficial Owners nor any of their respective Representatives has at any time offered, given, paid, promised to pay, or authorized or received or accepted the payment of anything of value to or from: (i) an official or employee of a foreign or domestic Governmental Authority; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; or (iii) a candidate for foreign or domestic political office; in any such case under circumstances where such Shareholder, such Shareholder’s Beneficial Owners or, to Shareholder’s Knowledge, any of their respective Representatives knew that all or a portion of such thing of value would be offered, given, or promised to an official or employee or a foreign or domestic Governmental Authority, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for a foreign or domestic political office; or (iv) any other Person (in each case in violation of any applicable Anti-Bribery Law).

(ii) Neither the Shareholder nor any such Shareholder’s Beneficial Owners nor to the Shareholder’s Knowledge any of their respective Representatives, has at any time, (i) conducted or initiated or been the subject of any Legal Proceeding or internal investigation related to or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to applicable Anti-Bribery Laws, Sanctions Laws, Ex-Im Laws or Anti-Money Laundering Laws; or (ii) received any written notice, request, or citation from, or engaged in any communications (oral or written) with, any Governmental Authority or other Person with respect to any actual or potential noncompliance with any Anti-Bribery Laws, Sanctions Laws, Ex-Im Laws or Anti-Money Laundering Laws.

(iii) The Shareholder and such Shareholder’s Beneficial Owners and to Shareholder’s Knowledge, each of their respective Representatives, is not and has not, directly or indirectly, engaged in any activity or transaction (i) in violation of any applicable Anti-Bribery Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions Laws, (ii) that would have been (x) a material violation of Anti-Bribery Laws or Anti-Money Laundering Laws or (y) violation of Ex-Im Laws or Sanctions Laws, in each of clause (x) and (y), for a Person subject to the jurisdiction of the U.S., the European Union, any EU Member State thereof, the United Kingdom, the Cayman Islands, or Switzerland, or (iii) that caused or would otherwise reasonably be expected to cause any Person (including FERA) to be in violation of any applicable Anti-Bribery Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions Laws.

(iv) Neither the Shareholder nor such Shareholder’s Beneficial Owners nor any other Specified Person, nor to Shareholder’s Knowledge, any of their respective Representatives, (i) is or has been a Sanctioned Person; or (ii) currently has or has at any time had any assets located in or otherwise directly or indirectly derives or derived revenues from, or engages or engaged in investments, activities, transactions or other dealings in or with any Sanctioned Countries or Sanctioned Persons in violation of any applicable Sanctions Laws or export or import control Laws.

(v) The Shareholder shall not directly or indirectly use, lend, contribute or otherwise make available any proceeds it receives pursuant to the terms of this Agreement to any Person (i) to fund any investments, activities or transactions involving any Sanctioned Country or Sanctioned Person in violation of any Sanctions Laws; or (ii) in any manner that would cause any Person (including FERA) to be in material violation of Anti-Bribery Laws, Anti-Money Laundering Laws or violation of Ex-Im Laws or Sanctions Laws.

5. Representations of Holdco and the Company. Each of Holdco and the Company hereby represents and warrants to the Shareholder, as follows:

(a) Organization and Standing. The Company is an Abu Dhabi Global Market Private Company Limited by Shares duly formed, validly existing and in good standing under the Abu Dhabi Global Market Companies Regulation 2020 (as amended). Holdco is an exempted company duly incorporated, validly existing and in good standing with the Registrar of Companies in the Cayman Islands. Each of Holdco and the Company have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have all requisite corporate power and authority would not, individually, or in the aggregate, be material to Holdco and the Company.

(b) Authorization; Binding Agreement. Subject to the consents and other approvals described in Section 4.05 of the Business Combination Agreement and obtaining the Holdco Shareholder Approval, each of Holdco and the Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement referenced herein to which it is a party, to perform its obligations under this Agreement and each other agreement referenced herein to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement by each of Holdco and the Company and each other document referenced herein to which Holdco and the Company is a party and the consummation of the Transactions, including the Exchange, by each of Holdco and the Company: (i) has been duly and validly authorized by the respective board of directors of Holdco and the Company, in accordance with its respective Organizational Documents and updating the register of members of Holdco to record the issuance of the Exchange Shares; and (ii) other than obtaining each of the Holdco Shareholder Approval, no other corporate proceedings on the part of the Company or Holdco is necessary to authorize the execution, delivery and performance of this Agreement by the Company or Holdco and each other agreement to which it is a party or to consummate the Transactions, including the Exchange. This Agreement and each other agreement referenced herein to which it is a party, has been duly and validly executed and delivered by each of Holdco and the Company, and assuming the due authorization, execution, delivery and performance of this Agreement by Shareholder, constitutes the legal, valid and binding obligation of each of Holdco, and the Company, enforceable against each of Holdco and the Company in accordance with its terms, subject to the Enforceability Exceptions.

(c) Non-Contravention. Assuming the truth and completeness of the representations and warranties of FERA in the Business Combination Agreement and of the Shareholder in this Agreement, except for the applicable requirements, if any, of applicable Antitrust Laws and the Consents and other requirements set forth in Section 4.05(a) of the Company Disclosure Letter, the execution, delivery and performance by each of Holdco and the Company of this Agreement and the other agreements referenced herein to which Holdco or the Company is a party and the consummation by Holdco or the Company, as applicable, of the Transactions, including the Exchange, does not and will not: (i) conflict with or violate the Organizational Documents of Holdco or the Company; (ii) violate any provision of, or result in the breach of, any applicable Law to which Holdco or the Company is subject; (iii) violate any provision of or result in a breach, default or acceleration of, require a consent under, create any right to payment or any posting of collateral (or the right to require the posting of collateral), or trigger vesting or increase in the amount of any compensation or benefit payable under any material Contract of Holdco or the Company, or terminate or result in the termination of any such Contract or result in the creation of any Lien (other than a Permitted Lien) under any such Contract upon any of the properties or assets of Holdco or the Company, or constitute any Event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration of such Contract, termination or creation of a Lien (other than a Permitted Lien); or (iv) result in a violation or revocation of any required Consents, except to the extent that the occurrence of any of the foregoing items set forth in clauses (ii), (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to prevent Holdco or the Company to consummate the Transactions, including the Exchange, or would not reasonably be expected to have a Company Material Adverse Effect.

(d) Finders and Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which the Company or Holdco would be liable in connection with the Transactions, including the Exchange, based upon arrangements made by the Company, Holdco or any of their Affiliates.

6. Miscellaneous.

(a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto agrees to cooperate affirmatively with the other parties hereto, to the extent reasonably requested, to enforce rights and obligations pursuant to this Agreement.

(b) Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered, if delivered in person; (b) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received); (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (d) three Business Days after being mailed, if sent by registered or certified mail, postage pre-paid and return receipt requested, to the applicable party to this Agreement at the following addresses (or at such other address of a party to this Agreement as shall be specified by like notice):

If to the Company or Holdco, to:

SMT Holdings Limited

Cloud Desk D08, 11th Floor, Al Sarab Tower,

Abu Dhabi Global Market Square,

Al Maryah Island, Abu Dhabi, UAE

Attn: Diarmuid Clohessy

E-mail: d.clohessy@miotal.com

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attn: Brandon C. Parris; Omar E. Pringle

E-mail: BParris@mofo.com; OPringle@mofo.com

If to Shareholder, at the address identified on Shareholder’s signature page attached hereto.

(c) Binding Effect; Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6(c) of this Agreement shall be null and void. No such assignment shall relieve the assigning Person of its obligations under this Agreement.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party to this Agreement or a successor or permitted assign of such a party to this Agreement; provided, however, that notwithstanding the foregoing, FERA is intended to be third party beneficiary solely of Section 6(h) hereof.

(e) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of Laws (whether of the State of New York or any other jurisdiction) to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(f) Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement must be brought in the federal or state courts within the City and State of New York. Each of the parties to this Agreement irrevocably: (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Legal Proceeding; (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum; (c) agrees that all claims in respect of the proceeding or Legal Proceeding shall be heard and determined only in any such court; and (d) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any other court. Nothing in this Agreement shall be deemed to affect the right of any party to this Agreement to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party to this Agreement in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 6(f) of this Agreement.

(g) WAIVER OF JURY TRIAL. ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS, INCLUDING THE EXCHANGE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE, EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT REFERENCED HEREIN OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR OTHER AGREEMENT REFERENCED HEREIN OR ANY OF THE TRANSACTIONS, INCLUDING THE EXCHANGE RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, INCLUDING THE EXCHANGE CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS, INCLUDING THE EXCHANGE CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(G) OF THIS AGREEMENT.

(h) Specific Performance; Remedies.

(i) Each party to this Agreement: (a) acknowledges that the rights of each party to this Agreement to consummate the Exchange are unique; (b) recognizes and affirms that if this Agreement is breached by any party to this Agreement, money damages may be inadequate and the non-breaching parties to this Agreement may have no adequate remedy at law; and (c) agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed by any party to this Agreement in accordance with their specific terms or were otherwise breached. Accordingly, each party to this Agreement shall be entitled to seek an injunction or restraining order with respect to any breaches or any anticipated breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(ii) FERA is hereby made an express third-party beneficiary of this Section 6(h) for the limited purpose of having the right to seek specific performance of, and to seek to enforce, the obligations of the parties to effect the exchange at the Closing, if and solely to the extent, required under this Agreement. Shareholder hereby expressly acknowledges and agrees that FERA would not agree to enter into the Business Combination Agreement absent the representations and agreements of Shareholder, the Company and Holdco set forth in this Agreement.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Amendment; Waiver. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the parties and FERA. The Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties effected in a manner which does not comply with this Section 6(j) of this Agreement shall be void ab initio.

(k) Entire Agreement. This Agreement and the documents or instruments referred to in this Agreement, including any exhibits and schedules attached, which exhibits and schedules are incorporated by reference, embody the entire agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the parties to this Agreement with respect to the subject matter contained in this Agreement.

(l) Termination. This Agreement shall automatically terminate upon the valid termination of the Business Combination Agreement in accordance with Section 8.01 thereof. If this Agreement is terminated, this Agreement shall forthwith become void, and there shall be no Liability on the part of any party to this Agreement or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease except this Section 6(l) of this Agreement shall survive the termination of this Agreement. Nothing in this Agreement shall relieve any party to this Agreement from Liability for any Willful Breach of any representation, warranty, covenant or obligation under this Agreement or Fraud against such party to this Agreement, in either case, prior to termination of this Agreement.

(m) Counterparts. This Agreement and each other document may be executed and delivered (including by electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may also be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(n) No Survival. The representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement (including, for the avoidance of doubt, the Beneficial Ownership Certification), including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing (and there shall be no Liability after the Closing in respect of such provisions). Notwithstanding the foregoing, those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Closing shall survive only with respect to any breaches occurring after the Closing.

(o) Non-Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions, including the Exchange, may be brought only against, the Persons that are expressly named as parties to this Agreement and then only with respect to the specific obligations set forth with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or Liabilities of any one or more of the Company, Holdco, FERA or the Shareholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions, including the Exchange. The parties to this Agreement cannot rely on this Section 6(o) to eliminate any claims of Fraud.

[Remainder of Page Intentionally Left Blank.]

In Witness Whereof, the parties hereto have executed this Share Exchange Agreement as of the day and year first above written.

HOLDCO:

Miotal SPAC Holdco, Inc.

By:	/s/ Diarmuid Clohessy
Name:	Diarmuid Clohessy
Title:	Director

COMPANY:

SMT Holdings Limited

By:	/s/ Diarmuid Clohessy
Name:	Diarmuid Clohessy
Title:	Director

[Signature Page to Share Exchange Agreement]

In Witness Whereof, the parties hereto have executed this Share Exchange Agreement as of the day and year first above written.

By:

Name (if applicable):

Title (if applicable):

Address:

Country:

Shareholder	Subject Shares	Exchange Shares

Beneficial Owner(s):

Name:

Address:

Country:

[Signature Page to Share Exchange Agreement]

EXHIBIT A-1

FORM OF BENEFICIAL OWNERSHIP CERTIFICATION

This Beneficial Ownership Certification (this “Certification”) is made and entered into this __ day of April, 2026 by the Beneficial Owner listed on the signature page hereto (“Owner”), located at the address set forth on the signature page hereto, with respect to their beneficial ownership interest in SMT Holdings Limited (the “Company”) in connection with a prospective business transaction (the “Proposed Transaction”) pursuant to, and is being delivered subject to the terms of, that certain Business Combination Agreement (the “Business Combination Agreement”) by and between, among others, the Company and Fifth Era Acquisition Corp I (“FERA”) and that certain Exchange Agreement by and between the Subject Shareholder (as set forth on the signature page hereto), Company, Fifth Era and Miotal SPAC Holdco, Inc. dated as of the date hereof (the “Exchange Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below), a copy of which has been made available to Owner.

Owner hereby represents and warrants to FERA:

1.	As of the date hereof, the information included in this Certification is true and correct.

2.	The undersigned Owner is/are the Beneficial Owner(s) of the Subject Shares (as defined in the Exchange Agreement) subject to the Exchange Agreement.

3.	If Owner indirectly holds its Subject Shares through an entity or multiple entities, Owner certifies that it is, or they are, the duly authorized representative thereof and represents and warrants that any such entity (i) is duly incorporated, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the laws of the jurisdiction of its formation; (ii) has all requisite corporate power and authority to exercise ownership rights and to carry on its business as now being conducted; (iii) is not in, and the Proposed Transaction will not cause a, violation of any provision of its organizational documents; and (iv) has provided to the Company accurate and complete copies of such entity’s organizational documents, as amended to date and as currently in effect, including with respect to any nominee structures or trust relationships.

4.	Neither Owner, nor any entity through which the Owner holds the Subject Shares, nor any of its or their directors, officers or employees, is a Sanctioned Person or is acting on behalf of or at the direction or control of a Sanctioned Person.

5.	Owner currently does not have and has never had any investments, activities, transactions or other dealings in violation of Sanctions Laws or other International Trade Laws.

6.	Owner does not hold and does not intend to sell any of its ownership interest in the Company in violation of Sanctions Laws or other International Trade Laws, and Owner’s interest in the Company is not derived from proceeds from transactions in violation of any Sanctions Laws or other International Trade Laws.

7.	Owner will not, directly or indirectly, use any of the proceeds from the Proposed Transaction in violation of Sanctions Laws or other International Trade Laws or in a manner causing any other person (including FERA) to violate Sanctions Laws or other International Trade Laws.

8.	Section 6(n) and Section 6(o) of the Exchange Agreement are incorporated herein mutatis mutandis.

* * * * *

In Witness Whereof, the party hereto has executed this Beneficial Ownership Certificate as of the day and year first written above.

Signature: ___________________________

Name of Owner: ___________________________________

Address: ____________________________________ ___________________________________

Shareholder of Subject Shares: ___________________________________

[A-1 Signature Page to Beneficial Ownership Certification]

EXHIBIT A-2

FORM OF BENEFICIAL OWNERSHIP CERTIFICATION

This Beneficial Ownership Certification (this “Certification”) is made and entered into this __ day of April, 2026 by the Beneficial Owner listed on the signature page hereto (“Owner”), located at the address set forth on the signature page hereto, with respect to their beneficial ownership interest in SMT Holdings Limited (the “Company”) in connection with a prospective business transaction (the “Proposed Transaction”) pursuant to, and is being delivered subject to the terms of, that certain Business Combination Agreement (the “Business Combination Agreement”) by and between, among others, the Company and Fifth Era Acquisition Corp I (“FERA”) and that certain Exchange Agreement by and between the Subject Shareholder (as set forth on the signature page hereto), Company, Fifth Era and Miotal SPAC Holdco, Inc. dated as of the date hereof (the “Exchange Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below), a copy of which has been made available to Owner.

Owner hereby represents and warrants to FERA:

9.	As of the date hereof, the information included in this Certification is true and correct.

10.	For the entire period (the “Ownership Period”) during which Owner owned the (i) 47,000 kilograms of ultrafine copper powder, purity 99.9999%; (ii) 10,004,753 meters of nickel wire, purity 99.98%; and (iii) certain smaller of quantities of other rare earth minerals, as set forth in the Business Combination Agreement, (collectively, the “Assets”), Owner was the sole and exclusive legal and beneficial owner of the Assets, with good and marketable title thereto, free and clear of any liens, encumbrances, claims, security interests or other adverse interests. Owner further represents and warrants that, during the Ownership Period, (i) except as has been disclosed to FERA in writing, there were no prior, partial or indirect transfers, assignments, pledges, grants of security interests, nominee arrangements, trust arrangements, or other dispositions of any right, title or interest in or to the Assets; and (ii) for the duration of the Ownership Period, including leading up to Owner’s sale of the Assets to the Company, Owner solely owned, held, controlled, operated and ultimately transferred the Assets to the Company in full compliance with all applicable International Trade Laws, as represented to FERA in connection with the Proposed Transaction and the diligence process.

11.	The undersigned Owner is the Beneficial Owner(s) of the Subject Shares (as defined in the Exchange Agreement) subject to the Exchange Agreement.

12.	If Owner indirectly holds its Subject Shares through an entity or multiple entities, Owner certifies that it is the duly authorized representative thereof and represents and warrants that any such entity (i) is duly incorporated, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the laws of the jurisdiction of its formation; (ii) has all requisite corporate power and authority to exercise ownership rights and to carry on its business as now being conducted; (iii) is not in, and the Proposed Transaction will not cause a, violation of any provision of its organizational documents; and (iv) has provided to the Company accurate and complete copies of such entity’s organizational documents, as amended to date and as currently in effect, including with respect to any nominee structures or trust relationships.

13.	Neither Owner, nor any entity through which the Owner holds the Subject Shares, nor any of its or their directors, officers or employees, is a Sanctioned Person or is acting on behalf of or at the direction or control of a Sanctioned Person.

14.	Owner currently does not have and has never had any investments, activities, transactions or other dealings in violation of Sanctions Laws or other International Trade Laws.

15.	Owner does not hold and does not intend to sell any of its ownership interest in the Company in violation of Sanctions Laws or other International Trade Laws, and Owner’s interest in the Company is not derived from proceeds from transactions in violation of any Sanctions Laws or other International Trade Laws.

16.	Owner will not, directly or indirectly, use any of the proceeds from the Proposed Transaction in violation of Sanctions Laws or other International Trade Laws or in a manner causing any other person (including FERA) to violate Sanctions Laws or other International Trade Laws.

17.	Section 6(n) and Section 6(o) of the Exchange Agreement are incorporated herein mutatis mutandis.

* * * * *

In Witness Whereof, the party hereto has executed this Beneficial Ownership Certificate as of the day and year first written above.

Signature: ___________________________

Name of Owner: ___________________________________

Address: ____________________________________

Shareholder of Subject Shares: ___________________________________

[A-2 Signature Page to Beneficial Ownership Certification]

EXHIBIT B

INSTRUMENT OF TRANSFER OF SHARES

(see attached)

INSTRUMENT OF TRANSFER OF SHARES

SMT Holdings Limited

A private company limited by shares organised and existing under the laws of Abu Dhabi Global Market, with registration number 19074 having its registered address at Cloud Desk D08, 11th Floor, Al Sarab Tower, Abu Dhabi Global Market Square,
Al Maryah Island, Abu Dhabi, United Arab Emirates

(the ‘Company’)

(Name of Transferor)
of

(Address of Transferor)

(hereafter called the ‘Transferor’)

for good and valuable consideration paid to us by
Miotal SPAC Holdco, Inc.
(Name of Transferee)
of
Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500,
Grand Cayman KY1-1106, Cayman Islands
(Address of Transferee) (hereafter called the ‘Transferee’)

do HEREBY TRANSFER to the Transferee
ordinary shares of the Company
(Number & Type of Shares)
Date: _________________________________

Name:	Name: Miotal SPAC Holdco, Inc.
Transferor	Transferee

Signed by the duly authorised signatory for and on behalf of the Transferor in the presence of:	Signed by the duly authorised signatory for and on behalf of the Transferee in the presence of:

Name:	Name:
Witness	Witness